Exhibit 99.1
Kaiser Aluminum Announces Quarterly Dividend Payment
FOOTHILL RANCH, Calif. — December 11, 2007 — Kaiser Aluminum (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend payment of $0.18 per share on the company’s outstanding common stock. This dividend will be payable on February 15, 2008 to shareholders of record at the close of business on January 25, 2008.
Kaiser Aluminum, headquartered in Foothill Ranch, Calif., is a leading producer of fabricated aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and automotive and custom industrial applications. The company’s 11 plants in North America annually produce more than 500 million pounds of value-added sheet, plate, extrusions, forgings, rod, bar and tube products, adhering to traditions of quality, innovation and service that have been key components of our culture since the company was founded in 1946. The company’s stock is included in the Russell 2000® index. For more information, please visit www.kaiseraluminum.com.
F-1082
Certain statements in this release relate to future events and expectations and, as a result, constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the company to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) the effectiveness of management’s strategies and decisions; (b) adverse changes in economic or aluminum industry conditions generally; (c) adverse changes in the markets served by the company, including the aerospace, defense, general engineering, automotive, distribution and other markets; (d) the company’s inability to achieve the level of cash generation, margin improvements, cost savings, or earnings or revenue growth anticipated by management; (e) the impact of the company’s future earnings, financial condition, capital requirements and other factors on its ability to pay future dividends and any decision by the company’s board of directors in that regard; and (f) the other risk factors summarized in the company’s Form 10-K for the year ended December 31, 2006 and other reports filed with the Securities and Exchange Commission.
Investor Relations Contacts:
Joe Bellino
Dan Rinkenberger
Kaiser Aluminum
(949) 614-1740
Public Relations Contact :
Geoff Mordock
Fleishman-Hillard
(213) 489-8271